As filed with the Securities and Exchange Commission on January 26, 2024
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KYNDRYL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	86-1185492 (I.R.S. Employer Identification Number)
One Vanderbilt Avenue, 15th Floor
New York, NY 10017
(212) 896-2098
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Edward Sebold
General Counsel and Secretary
Kyndryl Holdings, Inc.
One Vanderbilt Avenue, 15th Floor
New York, NY 10017
(212) 896-2098
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
John B. Meade
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging Growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS
KYNDRYL HOLDINGS, INC.
Debt Securities

Kyndryl Holdings, Inc. may offer debt securities from time to time. Each of the securities registered hereby will be issued on terms to be determined at the time of the offering of such securities.
We will provide a prospectus supplement each time we sell debt securities, which will inform you about the specific terms of that offering and may also supplement, update or amend information contained in this document. You should read this prospectus and the applicable prospectus supplement carefully before you invest.
We have not yet determined whether any of the debt securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such debt securities upon issuance, the prospectus supplement relating to those debt securities will disclose the exchange, quotation system or market on which the debt securities will be listed.

Investing in these debt securities involves certain risks. See “Risk Factors” beginning on page 15 of our annual report on Form 10-K for the fiscal year ended March 31, 2023, which is incorporated by reference herein, and “Risk Factors” in any prospectus supplement.
We may offer and sell these debt securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis.
The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution and any applicable underwriting discounts and commissions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 26, 2024.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these debt securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than their respective dates. The terms “we,” “us,” and “our” refer to Kyndryl Holdings, Inc. and its consolidated subsidiaries. We use the term “Kyndryl” to refer specifically to Kyndryl Holdings, Inc. as the public reporting company.

i

KYNDRYL HOLDINGS, INC.
Kyndryl Holdings, Inc. and its consolidated subsidiaries (“Kyndryl” or the “Company”) is a leading technology services company and the largest IT infrastructure services provider in the world, serving thousands of enterprise customers and with operations in over 60 countries. We have a long track record of helping enterprises navigate major technological changes, particularly by enabling our customers to focus on the core aspects of their businesses during these shifts while trusting us with their most critical systems. We provide engineering talent, operating solutions and insights derived from our knowledge and data around IT systems. This enables us to deliver advisory, implementation and managed services at scale across technology infrastructures that allow our customers to de-risk and realize the full value of their digital transformations.
Our principal executive offices are located at One Vanderbilt Avenue, 15th Floor, New York, New York 10017, and our telephone number is (212) 896-2098. We maintain a website at www.kyndryl.com where general information about us is available. We are not incorporating the contents of the website into this prospectus or any accompanying prospectus supplement.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
WHERE YOU CAN FIND MORE INFORMATION
Kyndryl files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site, http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.
The rules of the SEC allow us to “incorporate by reference” the information Kyndryl files with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Kyndryl files later with the SEC will automatically update and supersede this information.
We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus supplement:
(a)
Kyndryl’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023 (including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 14, 2023 incorporated by reference into our Annual Report on Form 10-K);

(b)
Kyndryl’s Quarterly Reports on Form 10-Q for the quarterly period ended June 30, 2023, filed with the SEC on August 8, 2023, and for the quarterly period ended September 30, 2023, filed with the SEC on November 8, 2023; and

(c)
Kyndryl’s Current Reports on Form 8-K filed with the SEC on June 23, 2023 and July 31, 2023.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to Kyndryl Holdings, Inc., One Vanderbilt Avenue, 15th Floor, New York, NY 10017, Attention: Investor Relations (telephone: (212) 896-2098). The incorporated materials may also be found on the Investor Relations portion of our website at investors.kyndryl.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or the registration statement.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, including, without limitation, statements concerning the Company’s plans, objectives, goals, beliefs, business strategies, future events, business condition, results of operations, financial position, business outlook and business trends and other non-historical statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein are forward-looking statements. Such forward-looking statements often contain words such as “will,” “anticipate,” “predict,” “project,” “contemplate,” “plan,” “forecast,” “future,” “estimate,” “expect,” “intend,” “target,” “may,” “should,” “would,” “could,” “outlook,” “goal,” “objective,” “seek,” “aim,” “believe” and other similar words or expressions or the negative thereof or other variations thereon. Forward-looking statements are based on the Company’s current assumptions and beliefs regarding future business and financial performance. The Company’s actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others:
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risks related to the Company’s spin-off from our former parent company, International Business Machines Corporation;

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failure to attract new customers, retain existing customers or sell additional services to customers;

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technological developments and the Company’s response to such developments;

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failure to meet growth and productivity objectives;

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competition;

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impacts of relationships with critical suppliers and partners;

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inability to attract, retain and/or manage key personnel and other skilled employees;

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impact of local legal, economic, political, health and other conditions;

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a downturn in economic environment and customer spending budgets;

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damage to the Company’s reputation;

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inability to accurately estimate the cost of services and the timeline for completion of contracts;

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its implementation of a new enterprise resource planning system and other systems and processes;

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service delivery issues;

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the Company’s ability to successfully manage acquisitions, alliances and dispositions, including integration challenges, failure to achieve objectives, the assumption of liabilities and higher debt levels;

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the impact of our business with government customers;

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failure of the Company’s intellectual property rights to prevent competitive offerings and the failure of the Company to obtain necessary licenses;

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the impairment of our goodwill or long-lived assets;

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risks relating to cybersecurity and data privacy;

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risks relating to non-compliance with legal and regulatory requirements;

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adverse effects from tax matters and environmental matters;

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legal proceedings and investigatory risks and potential indemnification obligations;

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impact of changes in market liquidity conditions and customer credit risk on receivables;

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the Company’s pension plans;

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the impact of currency fluctuations; and

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risks related to the Company’s securities and the securities market.

Additional risks and uncertainties include, among others, those risks and uncertainties described in the “Risk Factors” section beginning on page 15 of Kyndryl’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, which is incorporated by reference herein, as such factors may be updated from time to time in the Company’s subsequent filings with the SEC, and the “Risk Factors” included in any prospectus supplement. Any forward-looking statement in this prospectus speaks only as of the date on which it is made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS
An investment in our debt securities involves significant risks. Before purchasing any debt securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the debt securities for working capital and general corporate purposes. We may also invest the proceeds in certificates of deposit, U.S. government securities or certain other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the related prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
The following description of the terms of the debt securities provides certain general terms and provisions of the debt securities to which any prospectus supplement may relate. We will describe in any prospectus supplement the particular terms of the debt securities offered and the extent, if any, to which the general provisions apply to the debt securities.
We may issue any debt securities offered by this prospectus pursuant to an indenture (the “indenture”) dated as of October 15, 2021, between Kyndryl Holdings, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).
The indenture is incorporated by reference as an exhibit to the registration statement to which this prospectus relates. The following summary of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indenture.
General
The following description describes debt securities we may issue from time to time under this prospectus. Modifications to these terms and/or additional terms will be provided in the applicable prospectus supplement.
The debt securities to be issued under the indenture will be our senior unsecured obligations and will rank on the same basis with all of our other senior unsecured indebtedness from time to time outstanding. Each series of debt securities will be a separate series of senior debt securities under the indenture. The indenture does not limit the aggregate principal amount of securities that may be issued under the indenture. Debt securities may be issued under the indenture as a single series or in two or more separate series up to the aggregate principal amount authorized by us from time to time.
You should refer to the prospectus supplement relating to a particular series of debt securities for the terms of those debt securities, including, where applicable:
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the designation of the series of debt securities;

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the ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

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any limit upon the aggregate principal amount of the series of debt securities that may be authenticated and delivered under the indenture and any limitation on our ability to increase such aggregate principal amount after the initial issuance of the series of debt securities;

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the issue price of the debt securities;

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the date or dates on which the principal of the series of debt securities is payable (which date or dates may be fixed or extendible);

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the interest rate or rates (which may be fixed or floating), if any, the method by which the rate or rates will be determined and the interest payment and regular record dates;

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the place or places where the principal of and any interest on the series of debt securities shall be payable;

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our right, if any, to redeem debt securities of the series, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which debt securities of the series may be so redeemed, pursuant to any sinking fund or otherwise;

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our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which and the period or periods within which and any of the terms and conditions upon which debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

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if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series shall be issuable;

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if other than the principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

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if other than the currency of the United States of America, the currency or currencies, including composite currencies, in which payment of the principal of and interest on the debt securities of the series shall be payable;

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whether the debt securities of the series will be issued in registered or bearer form (with or without coupons), or any combination of the foregoing;

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whether the debt securities of the series may be exchangeable for and/or convertible into common stock or any other security;

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whether and under what circumstances we will pay additional amounts on the debt securities of the series held by a person who is not a U.S. person in respect of any taxes;

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if the debt securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt security of such series);

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any trustees, depositaries, authenticating or paying agents, transfer agents or the registrar or any other agents with respect to the debt securities of the series;

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provisions, if any, for the defeasance of the debt securities of the series (including provisions permitting defeasance of less than all debt securities of the series);

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if the debt securities of the series are issuable in whole or in part in global form, the identity of the depositary or common depositary for such debt securities in global form;

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any other Events of Default or covenants with respect to the debt securities of the series; and

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any other terms of the debt securities of the series.

If we issue Original Issue Discount Securities, we will also describe in the applicable prospectus supplement the U.S. federal income tax consequences and other special considerations applicable to those securities.
Unless otherwise indicated in the applicable prospectus supplement, none of our subsidiaries will guarantee the debt securities.
We may from time to time, without notice to or the consent of the holders of the debt securities, create and issue additional debt securities having the same terms as, and ranking equally and ratably with, the applicable series of debt securities offered hereby (except for the issue date, the public offering price and, if applicable, the payment of interest accruing prior to the issue date of such additional debt securities and the first payment of interest following the issue date of such additional debt securities); provided that, if such additional debt securities are not fungible with the debt securities of the applicable series offered hereby for U.S. federal securities laws or U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. Such additional debt securities may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as the applicable series of debt securities, and will vote together as one series on all matters with respect to such series of debt securities.
If the maturity date of any debt securities falls on a day that is not a Business Day, payment of principal, premium, if any, and interest for such debt securities then due will be paid on the next Business Day. No interest on that payment will accrue from and after the maturity date. Payments of principal, premium, if any, and interest on the debt securities will be made by us through the Trustee to DTC. Each series of debt securities will be issued in the form of one or more fully registered global securities in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Merger, Consolidation or Sales of Assets
Under the terms of the indenture, we may consolidate with or merge into another entity or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property or assets to any other person or entity, provided that:

(1)
we are the continuing entity, or the successor entity formed from the consolidation, merger, sale or conveyance or the entity that received the transfer of or leases the assets or other disposal is a person organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture, all of our obligations under the debt securities and the indenture;

(2)
immediately after giving effect to the transaction, no event of default shall have occurred and be continuing under the indenture; and

(3)
we or the continuing entity deliver to the Trustee an officer’s certificate and an opinion of counsel stating that the transaction and the supplemental indenture complies with this covenant and that all conditions precedent in the indenture relating to the transaction have been satisfied.

Upon satisfaction of the foregoing conditions, the surviving person shall succeed to, and be substituted for, and may exercise every right and power of us under the indenture and we will be released from all obligations and covenants under the indenture and any debt securities issued pursuant to such indenture; provided that, in the case of a lease of all or substantially all of our assets, we will not be released from any of the obligations or covenants under the indenture and the debt securities.
Events of Default
Each of the following is an “event of default” under the indenture with respect to each series of debt securities:
(1)
a failure to pay principal of or premium, if any, on any note of such series, when due at its stated maturity date, upon optional redemption or otherwise;

(2)
a failure to pay interest on any note of such series, for 30 days after the date payment is due and payable, if the time of payment has not been extended or deferred;

(3)
a failure by us to comply with any covenant relating to the debt securities of such series, and the failure to comply continues for a period of 60 days after written notice to us by the Trustee or to us and the Trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of that series; and

(4)
the occurrence of various events of bankruptcy, insolvency or reorganization involving us as provided in the indenture.

If an event of default with respect to a series of debt securities occurs and is continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series, may, by a notice in writing to us (and to the Trustee if given by the holders), declare to be due and payable immediately the principal of, and accrued and unpaid interest, if any, on the applicable debt securities. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization involving us, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of debt securities. At any time after a declaration of acceleration with respect to a series of debt securities has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to the debt securities, have been cured or waived as provided in the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of such series also have the right to waive past defaults, other than the nonpayment of principal or interest, if any, on any such outstanding note, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the applicable debt securities.
The indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless the Trustee receives indemnity or security satisfactory to it against any loss, liability or expense. Subject to certain rights of the

Trustee, the holders of a majority in principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such debt securities.
No holder of any debt securities will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or Trustee, or for any remedy under the indenture, unless:
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that holder has previously given to the Trustee written notice of a continuing event of default with respect to such series of debt securities;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have made a written request to the Trustee and offered indemnity or security satisfactory to the Trustee to institute the proceeding as Trustee; and

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the Trustee has not instituted the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, a direction inconsistent with that request and has failed to institute the proceeding within the preceding 60 days.

Notwithstanding the foregoing, the holder of any debt securities will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that note on or after the due dates expressed in that note and to institute suit for the enforcement of such payment.
The Trustee will, within 90 days after any default occurs and a trust officer of the Trustee receives written notice of such default at its corporate trust office, give notice of such default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the Trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders of such debt securities.
Modification
We and the Trustee may make modifications and amendments to the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. We may also make modifications and amendments to the indenture, without consent of the holders, for certain purposes including, but not limited to:
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providing for our successor to assume the covenants under the indenture;

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adding covenants or Events of Default;

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making certain changes to facilitate the issuance of the debt securities;

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securing the debt securities;

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providing for a successor trustee;

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curing any ambiguities, defects, errors or inconsistencies;

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permitting or facilitating the defeasance and discharge of the debt securities;

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qualifying the indenture under the Trust Indenture Act of 1939, as amended;

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making any change that does not adversely affect the rights of any holder of debt securities of such series in any material respect; and

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making other changes specified in the indenture.

However, neither we nor the Trustee may make any modification or amendment without the consent of the holder of each outstanding Note of the series affected by the modification or amendment if such modification or amendment would:
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change the stated maturity of any debt securities;

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reduce the principal, premium, if any, or interest on such debt securities;

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reduce the principal of such debt securities payable on acceleration of maturity;

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change the place of payment or the currency in which such debt securities is payable;

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impair the right to sue for any payment after the stated maturity or redemption date; or

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change the provisions of the indenture that relate to modifying or amending the indenture.

Waivers Under the Indenture
Under the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series, may on behalf of all holders of that series:
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waive our compliance with certain covenants of the indenture; and

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waive any past default under the indenture, except (1) a default in the payment of the principal of, or any premium or interest on, any debt securities of the series, and (2) a default under any provision of the indenture which itself cannot be modified without the consent of the holders of affected debt securities of the series.

Satisfaction and Discharge; Defeasance
We may be discharged from our obligations on the debt securities of any series if we deposit enough money (in cash and/or U.S. government obligations) with the Trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.
The indenture also contains a provision that permits us to elect:
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to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and

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to be released from our obligations under certain covenants, including but not limited to our obligations described above under “— Merger, Consolidation or Sales of Assets,” and from the consequences of an event of default resulting from a breach of such covenants.

To make the above elections, we must deposit in trust with the Trustee enough money to pay in full the principal, interest and premium on the debt securities to be defeased. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the Trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the action.
If any of the above events occur, the holders of the debt securities of such series will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.
Governing Law
The indenture is, and the debt securities will be, governed by, and construed under, the laws of the State of New York.
The Trustee
The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture which will govern each series of debt securities. The Trustee’s current address is 500 Ross Street, 12th Floor, Pittsburgh, PA 15262, Attn: Corporate Trust Division. The Trustee is one of a number of banks with which we maintain ordinary banking relationships.
The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Certain Definitions
The indenture contains the following defined terms:
“Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.
“Original Issue Discount Securities” means debt securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the provisions therefor in the indenture.
“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
Payment
Payments on debt securities represented by global notes (“Global Notes”) will be made in U.S. dollars by wire transfer. If we issue debt securities represented by definitive debt securities, the holders of definitive debt securities will be able to receive payments of principal of and interest on their debt securities at the office of our paying agent. Payment of principal of definitive debt securities may be made only against surrender of such debt securities to our paying agent. We have the option, however, of making payments of interest by wire transfer or by mailing checks to the address of the holder appearing in the register of holders of debt securities maintained by the registrar.
We will make any required interest payments to the person in whose name debt securities are registered at the close of business on the record date for the interest payment. The Trustee will be designated as our paying agent for payments on the debt securities. We may from time to time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
Book-Entry; Delivery and Form
General
We may issue the debt securities in registered, global form.
Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below.
Except as described below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for debt securities in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes.
Same-Day Settlement and Payment
We will make payments in respect of the debt securities represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the account specified by the depositary. Any permitted secondary market trading activity in the debt securities will be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Subject to the requirements of any applicable abandoned property laws, the Trustee and paying agent will repay to us upon written request any funds held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After repayment to us, holders entitled to those funds must look only to us for payment. In that case, all liability of the Trustee or paying agent with respect to that money will cease.
Exchange of Global Notes for Certificated Notes
We will issue Certificated Notes upon surrender by DTC of the Global Notes if: (1) DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and in either event we fail to appoint a successor depositary within 90 days; (2) there has occurred and is continuing an event of default and DTC notifies the Trustee of its decision to exchange the Global Note for Certificated Notes; or (3) we determine not to have the debt securities represented by a Global Note.
In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures) and will bear the restrictive legend referred to in “Transfer Restrictions,” unless that legend is not required by the indenture or applicable law.
Neither we nor the Trustee will be liable for any delay by DTC or its nominee in identifying the holders of beneficial interests in the Global Notes, and each such person may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Certificated Notes to be issued).

PLAN OF DISTRIBUTION
We may sell the debt securities in one or more of the following ways (or in any combination) from time to time:
•
through underwriters or dealers;

•
directly to a limited number of purchasers or to a single purchaser; or

•
through agents.

The prospectus supplement will state the terms of the offering of the debt securities, including:
•
the name or names of any underwriters, dealers or agents;

•
the purchase price of such debt securities and the proceeds to be received by us;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchanges on which the debt securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. If we use underwriters in the sale, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•
negotiated transactions;

•
at a fixed public offering price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to prevailing market prices; or

•
at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any debt securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of debt securities, if any are purchased.
We may sell the debt securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the debt securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
Each series of debt securities other than any re-opening of any notes will be a new issue of debt securities and will have no established trading market. Any underwriters to whom debt securities are sold for public offering and sale may make a market in the debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities may or may not be listed on a national securities exchange.

VALIDITY OF DEBT SECURITIES
The validity of the debt securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended March 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth the costs and expenses payable by the registrants listed in this registration statement (collectively, the “Registrants” and each, a “Registrant”) in connection with the sale of the securities being registered hereby.
Amount to Be Paid
Registration fee	$	(a)
Printing		(a)
Legal fees and expenses (including FINRA fees)		(a)
Trustee fees		(a)
Rating Agency fees		(a)
Accounting fees and expenses		(a)
Miscellaneous		(a)
Total	$	(a)

(a)
Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r). These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers
Kyndryl Holdings, Inc. is a Delaware corporation. Section 145 of the Delaware General Corporation Law provides that, with certain limitations, a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to such corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article Seven of Kyndryl Holdings, Inc.’s Amended and Restated Certificate of Incorporation and Article Six of Kyndryl Holdings, Inc. Amended and Restated Bylaws provide for indemnification by Kyndryl Holdings, Inc. of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director or officer derived an improper personal benefit. Kyndryl Holdings, Inc.’s organizational documents provide for such limitation of liability.
Kyndryl Holdings, Inc. maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to Kyndryl Holdings, Inc. with respect to payments which may be made by Kyndryl Holdings, Inc. to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.
Any underwriting agreement Kyndryl Holdings, Inc. may enter into in connection with the sale of any securities registered hereunder may provide for indemnification of directors and officers of Kyndryl

Holdings, Inc. by the underwriters against certain liabilities. To the extent that Kyndryl Holdings, Inc. enters into any such underwriting agreement, Kyndryl will file it as an exhibit to a Current Report on Form 8-K, which will be incorporated by reference into this Registration Statement.
Item 16.   Exhibits and Financial Statement Schedules
(a)   The list of exhibits is incorporated herein by reference to the Exhibit Index immediately preceding the signature pages.
Item 17.   Undertakings
(a)
The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)   Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)   The undersigned Registrant hereby undertakes that:
(1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or

(4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and
(2)   For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e)   The undersigned Registrant undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

EXHIBIT INDEX
Exhibit No.	Document
1.1	Underwriting Agreement*
4.1	Indenture, dated as of October 15, 2021, between Kyndryl Holdings, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee, incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 15, 2021
4.2	Form of Note*
5.1	Opinion of Davis Polk & Wardwell LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	Powers of Attorney
25.1	Statement of Eligibility on Form T-1 of Trustee
107	Filing Fee Table

*
To be filed, if necessary, as an exhibit to a Current Report on Form 8-K which will be incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 26, 2024.
KYNDRYL HOLDINGS, INC.
By:
/s/ Martin J. Schroeter

Name:
Martin J. Schroeter

Title:
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Martin J. Schroeter Martin J. Schroeter	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 26, 2024
/s/ David B. Wyshner David B. Wyshner	Chief Financial Officer (Principal Financial Officer)	January 26, 2024
/s/ Vineet Khurana Vineet Khurana	Senior Vice President and Global Controller (Principal Accounting Officer)	January 26, 2024
* Dominic J. Caruso	Director	January 26, 2024
* John D. Harris II	Director	January 26, 2024
* Stephen A.M. Hester	Director	January 26, 2024
* Shirley Ann Jackson	Director	January 26, 2024
* Janina Kugel	Director	January 26, 2024
* Denis Machuel	Director	January 26, 2024
* Rahul N. Merchant	Director	January 26, 2024
* Jana Schreuder	Director	January 26, 2024

Signature	Title	Date
* Howard I. Ungerleider	Director	January 26, 2024
*By: /s/ Evan Barth

Name:
Evan Barth

Title:
Vice President, Associate General
Counsel and Assistant Secretary
Attorney-In-Fact